UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2010

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Compensatory Arrangements of Certain Officers

On March 17, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Exar Corporation (“Exar”) approved Exar’s Fiscal Year 2011 Executive Incentive Program (the “Program”). The Program provides incentive opportunities for fiscal 2011 for Exar’s executive officers (including named executive officers Pedro (Pete) Rodriguez, Thomas R. Melendrez and Stephen Michael and principal financial officer Kevin Bauer) and other key employees selected to participate in the Program. Incentive awards under the Program will be paid in fully vested shares of Exar common stock, with the total number of shares to be paid under the Program to be determined based on Exar’s net sales and non-GAAP operating income (loss) for fiscal 2011 against performance goals established by the Committee for purposes of the Program. For purposes of the Program, operating income (loss) is adjusted to exclude certain items from Exar’s operating income as calculated under generally accepted accounting principles. The maximum number of shares that may be issued to all participants pursuant to the Program is approximately 500,000 shares. Any shares issued under the Program will be charged against the applicable share limits of Exar’s 2006 Equity Incentive Plan and/or any equity incentive plan approved by the stockholders subsequent to this filing. The Committee will determine how the total share pool will be allocated among the participants in the Program based on, among other factors, its assessment of the participant’s individual performance during the fiscal year. The Committee also approved target awards under the Program for each of the named executive officers as follows: Mr. P. Rodriguez, 87.5% of his base salary; Mr. Melendrez, 50% of his base salary; Mr. Michael, 40% of his base salary; and Mr. Bauer, 40% of his base salary.

The Committee also approved a sales incentive program for fiscal 2011 for Bentley Long in his position as Exar’s Vice President, Worldwide Sales. Under the sales incentive program, Mr. Long’s annual incentive for fiscal 2011 will be determined based on, among other factors, Exar’s net sales and design wins for the fiscal year, with performance in each case measured against performance goals established by the Compensation Committee. A portion of Mr. Long’s annual incentive for fiscal 2011 will also be determined based on Exar’s achievement of the net sales and non-GAAP operating margin performance targets under the Program as described above. Awards under the sales incentive program are paid in cash on a quarterly basis. The Committee also approved a target award under the sales incentive program for Mr. Long of 60% of his base salary.

The foregoing summaries of the Program and the sales incentive program are qualified in their entirety by the provisions of the applicable plan document, which Exar intends to file with its annual report on Form 10-K for fiscal 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2010

EXAR CORPORATION

By:	/s/ KEVIN BAUER
Name:	Kevin Bauer
Title:	Vice President and Chief Financial Officer